                                                                     EXHIBIT 8.1

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]



                                 May 11, 2001


(214) 698-3100                                                       39334-00031


D.R. Horton, Inc.
1901 Ascension Blvd., Suite 100
Arlington, TX 76006

     Re:  Zero Coupon Convertible Senior Notes Due 2021

Ladies and Gentlemen:

     We have acted as tax counsel to D.R. Horton, Inc., a Delaware corporation ("D.R. Horton"), in connection with the issuance of $381,113,000 principal amount of Zero Coupon Convertible Senior Notes Due 2021 (the "Notes").

     In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the Registration Statement (the "Registration Statement") of D.R. Horton (File No. 333-57388) on Form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"); (ii) the Prospectus of D.R. Horton that was included in the Registration Statement on Form S-3, as declared effective by the Commission on April 20, 2001 (the " Prospectus"); (iii) the Supplement to the Prospectus, dated May 4, 2001, and forming a part of the Registration Statement (the "Prospectus Supplement"); (iv) the Indenture, dated as of June 9, 1997, as supplemented, among D.R. Horton, certain subsidiaries of D.R. Horton, and American Stock Transfer and Trust Company, as trustee (the "Trustee"); and
(v) the Eleventh Supplemental Indenture, dated as of May 11, 2001, among D.R. Horton, certain subsidiaries of D.R. Horton, and the Trustee.

     In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

D.R. Horton, Inc.
May 11, 2001
Page 2


     Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the Notes set forth in the Registration Statement, the Prospectus, the Prospectus Supplement and certain other documents; (ii) the conformity of the Notes to the terms set forth in the Registration Statement, the Prospectus and the Prospectus Supplement; (iii) the accuracy of representations made to us by D.R. Horton, which are set forth in the certificate delivered to us by D.R. Horton, dated May 11, 2001 (the "Certificate"); and (iv) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to the issuance of the Notes will be consummated in the manner contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement.

     Based upon the foregoing and in reliance thereon, including (a) the representation of D.R. Horton contained in the Certificate that, as of the issue date, the likelihood that the contingent payments will be made during the term of the Notes is not remote, (b) the representation of D.R. Horton contained in the Certificate that, as of the issue date, the likelihood that the contingent payments will not be made during the term of the Notes is not remote, (c) the representation of D.R. Horton contained in the Certificate that, as of the issue date, the likelihood that D.R. Horton will distribute cash dividends on its common stock during the term of the Notes is not remote, and (d) the representation of D.R. Horton contained in the Certificate that, as of the issue date, the likelihood that D.R. Horton will not distribute cash dividends on its common stock during the term of the Notes is not remote, and based on certain estimates made by D.R. Horton and Salomon Smith Barney, Inc., subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

     (1) the Notes will be treated as indebtedness of D.R. Horton for U.S. federal income tax purposes; and

     (2) the Notes should be subject to the regulations governing contingent payment debt instruments contained in Section 1.1275-4(b) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended (the "Code").

     Our view is that the structure of the Notes is consistent with the purpose of Section 163(e) and Sections 1271-1275 of the Code, which is to reflect the issuer's economic cost of borrowing. However, there is no authority directly on point regarding the federal income tax consequences of instruments structured as the Notes, and we draw your attention to Treasury Regulation Section 1.1275-2(g), which provides that if a principal purpose in structuring a debt instrument is to achieve a result that is unreasonable in light of the purposes of Section 163(e) and Sections 1271-1275 of the Code, the Internal Revenue Service (the "Service") can apply or depart from the Treasury Regulations promulgated thereunder as necessary or appropriate to achieve a reasonable result. In the case of a debt instrument that provides for a contingent payment and is structured with such a principal purpose, the Service can treat the contingency as if it were a separate position. Accordingly, the

D.R. Horton, Inc.
May 11, 2001
Page 3


Service has the authority to treat the Notes, if it determines that the Notes were structured with such a principal purpose, as if they were not contingent payment debt instruments.

     Treasury Regulation Section 1.1275-4 requires the calculation of a "comparable yield," but does not define clearly the comparable yield on a note having terms such as those contained in the Notes. We note that you intend to take the position that the comparable yield on the Notes is the annual yield you believe you would pay, as of the initial issue date of the Notes, on a fixed-rate cash pay nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to the Notes. The applicable regulations can be read to support this interpretation; however, because the regulations provide no specific guidance, another interpretation could result in calculating the comparable yield on the Notes based on a convertible debt security, but in any event with the comparable yield equaling at least the applicable federal rate. We also note that, even if the conversion feature is not taken into account, depending on the identity of the persons to whom the Notes are marketed or sold, there may be a presumption that the comparable yield is the applicable federal rate. This presumption may be overcome only with clear and convincing evidence that the comparable yield should be some yield other than the applicable federal rate. Furthermore, the Service could assert that the comparable yield on the Notes as determined is unreasonable.

     We express no opinion concerning any tax consequences associated with the Notes other than those specifically set forth herein.

     Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Notes, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracies that may occur or come to our attention.

     This opinion is furnished to you solely for your benefit in connection with the offering of the Notes and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Material U.S. Federal Income Tax Consequences" in the Prospectus Supplement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        GIBSON, DUNN & CRUTCHER LLP